Exhibit 10.15

STOCK-SETTLED STOCK APPRECIATION RIGHT AGREEMENT
1.Grant of SSARs. World Fuel Services Corporation, a Florida corporation (the “Company”) has awarded to Michael J. Kasbar (the “Participant”), effective as of grant date (the “Grant Date”) # of shares stock settled stock appreciation rights (the “SSARs”). The SSARs have been granted under the Company’s 2006 Omnibus Plan, as amended and restated (the “Plan”), which is incorporated herein for all purposes, and the grant of the SSARs shall be subject to the terms, provisions and restrictions set forth in this Agreement, that certain Employment Agreement between the Company and the Participant dated March 14, 2008, as amended (the “Executive’s Agreement”), and the Plan. The SSARs entitle the Participant to convert the SSARs into, and to receive, shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), the aggregate Fair Market Value of which is equal to the product of: (A) the number of SSARs granted pursuant to this Agreement and that become vested pursuant to Section 3 hereof, multiplied by (B) the excess of (i) the Fair Market Value of one share of the Common Stock on the date or dates upon which the Participant converts the vested SSARs to Common Stock, over (ii) the Conversion Price. As a condition to entering into this Agreement, and as a condition to the issuance of any shares of Common Stock (or any other securities of the Company), the Participant agrees to be bound by all of the terms and conditions set forth in this Agreement and in the Plan.
2.    Definitions. Capitalized terms and phrases used in this Agreement shall have the meaning set forth below. Capitalized terms used herein and not defined in this Agreement shall have the meaning set forth in the Plan.
(a)    “Cause” means “Cause” as defined in Section 3.3 of the Executive’s Agreement.
(b)    “Conversion Price” means $conversion price, subject to adjustments as provided in Section 4 hereof or pursuant to the Plan.
(c)    “Expiration Date” means the fifth anniversary of the Grant Date.
(d)    “Good Reason” means “Good Reason” as defined in Section 3.6 of the Executive’s Agreement.
(e)    “Termination Date” means the date on which the Participant is no longer an employee of the Company or any Subsidiary.

3.    Vesting and Forfeiture of Shares.

(a)    Subject to the provisions of this Section 3, the SSARs shall become vested on the third anniversary of the Grant Date (the “Vesting Date”); provided that the Participant’s employment with the Company continues through and until the Vesting Date. Termination of employment with the Company to accept immediate re-employment with a Subsidiary, or vice-versa, or termination of employment with a Subsidiary to accept immediate re-employment with a different Subsidiary, shall not be deemed termination of employment for purposes of this Section 3.
(b)    The vesting of the SSARs shall be accelerated if and to the extent provided in Section 5.6 of the Executive’s Agreement.

(c)    Except as otherwise provided in Section 3(b) hereof, in the event that the Participant’s employment with the Company and its Subsidiaries is terminated prior to the Vesting Date, the Participant shall immediately forfeit all of the SSARs that were not vested on or before the Termination Date.
1.    Adjustment. The number of SSARs and/or the Conversion Price are subject to adjustment by the Compensation Committee of the Board of Directors of the Company (the “Committee”) in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or the payment of a stock dividend on Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt or payment of consideration by the Company.
3.    Substitution of SSARs. The Committee shall have the authority to substitute, without receiving the Participant’s permission, options to purchase Common Stock for the SSARs in the event that the Committee determines, in its sole discretion, that such substitution is necessary or desirable based on legal, tax and/or accounting requirements applicable to the Company or the Participant; provided that (i) the vesting and expiration terms of any such substituted option shall be the same as set forth in this Agreement, (ii) the exercise price of any such substituted option shall be equal to the Conversion Price (as may be adjusted in accordance with Section 4 hereof), and (iii) the exercisability and transferability of any such substituted option shall be consistent with the Plan, the Executive’s Agreement and this Agreement and in compliance with applicable law; and provided further, that the Committee also shall have the ability to revert, without receiving the Participant’s permission, any unvested substituted options to purchase Common Stock back to equivalent SSARs, in the event that the Committee determines, in its sole discretion, that such reversion is necessary or desirable based on legal, tax and/or accounting requirements applicable to the Company or the Participant.
4.    Termination of SSARs
(a)     Any SSARs that have not previously been exercised or forfeited shall immediately terminate on the Expiration Date and be of no further force or effect.
(b)    In the event that the Participant’s employment with the Company or any Subsidiary is terminated by the Company or a Subsidiary for Cause or by the Participant without Good Reason, (i) the Participant immediately shall forfeit all rights to convert any SSARs (or exercise any substituted options), which have not vested prior to the Termination Date, and (ii) the Participant’s SSARs (and any substituted options) which vested prior to the Termination Date shall continue to be convertible into Common Stock (or exercisable if substituted options) until the earlier of: (x) three (3) months after the Termination Date, or (y) the Expiration Date. Any vested SSARs (or substituted options) which are not converted or exercised during the period set forth in the preceding sentence shall immediately terminate and be of no further force or effect as of the end of that period.
(c)    In the event that the Participant’s employment with the Company and its Subsidiaries is terminated for any reason other than by the Company or a Subsidiary for Cause or by the Participant without Good Reason, the SSARs (or any substituted options), if any, that then are or subsequently become vested shall be convertible into Common Stock (or exercisable if substituted options) until the earlier of: (x) two (2) years plus 90 days after the Termination Date, or (y) the Expiration Date. Any vested SSARs (or substituted options) which are not converted or exercised during the period set forth in the preceding sentence automatically shall immediately terminate and be of no further force or effect as of the end of that period.
5.    Persons Eligible to Convert SSARs. The SSARs shall be convertible into Common Stock during the Participant’s lifetime by the Participant or upon the death of the Participant by a transferee to whom the SSAR or the right to convert the SSAR into Common Stock has been transferred pursuant to Section 8 below.
6.    Death of Participant. The Participant may designate, by written notice to the Company’s Secretary, a beneficiary or beneficiaries to whom any vested but unconverted portion of the SSARs shall be transferred upon the death of the Participant. In the absence of such designation, such vested but unconverted portion will be transferred to the Participant’s estate. No such transfer of the SSARs, or the right to convert the SSARs or any portion thereof into Common Stock, shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee deems necessary to establish the validity of such transfer or right to convert, and an agreement by the transferee, administrator, or executor (as applicable) to comply with all the terms of this Agreement that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with this grant.
7.    Conversion of SSARs. Subject to Section 21 hereof, the vested SSARs may be converted into Common Stock, in whole or in part, by the person then entitled to do so as to any vested portion by giving written notice of conversion to the attention of the Company’s Secretary and specifying the number of full shares of Common Stock with respect to which the SSARs are being converted. No partial conversion of the vested SSARs may be for less than ten (10) shares or multiples thereof. No fractional shares of Common Stock shall be issued by the Company in connection with the conversion of the vested SSARs. In lieu of issuing fractional shares, the Company shall pay the Participant cash in an amount equal to the Fair Market Value of any fractional shares that the Participant may be entitled to receive upon the conversion hereof.
8.    No Rights of Stockholder. Neither the Participant (nor any beneficiary or transferee) shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the shares of Common Stock issuable upon the conversion of the SSARs, unless and until the shares of Common Stock are issued to the Participant. Except as expressly provided in Section 4 above or in the Plan, no adjustment to the SSARs shall be made for dividends or other rights for which the record date occurs prior to the date the certificates representing such shares of Common Stock are issued.
9.    No Effect on Employment. Except as otherwise provided in the Executive’s Agreement, the Participant’s employment with the Company and any Subsidiary is on an at-will basis only. Accordingly, subject to the terms of the Executive’s Agreement, nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to terminate the employment of the Participant at any time for any lawful reason whatsoever or for no reason, with or without Cause and with or without notice. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company.
10.    Transferability. Except as provided in Section 8 above or as otherwise permitted by the Plan, the SSARs may not be transferred, directly or indirectly.

11.    Other Benefits. Except as provided below, nothing contained in this Agreement shall affect the Participant’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company or any Subsidiary.
12.    Maximum Term of SSARs. Notwithstanding any other provision of this Agreement, the SSARs are not convertible into Common Stock after the Expiration Date.
13.    Binding Agreement. Subject to the limitation on the transferability of the SSARs contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
14.    Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern, and in the event of any conflict between this Agreement and the Executive’s Agreement, the Executive’s Agreement shall govern.
15.    Governing Law/Jurisdiction. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to any conflict-of-law rule or principle that would give effect to the laws of another jurisdiction. Any dispute, controversy, or question of interpretation arising under, out of, in connection with, or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be submitted to, and determined and settled by, litigation in the state or federal courts in Miami-Dade County, Florida. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Miami-Dade County, Florida. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any litigation in Miami-Dade County, Florida.
16.    Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
17.    Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.
18.    Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
19.    Taxes; Exercise Price. Prior to converting any vested SSARs or exercising any vested substituted options, the Participant shall pay to the Company an amount determined by the Company to be sufficient to satisfy any applicable federal, state, local and foreign withholding or other taxes and, in the case of substituted options, the applicable exercise price. The Company may, at its option, permit the Participant or other person converting the vested SSARs or exercising the vested options to satisfy his or her obligations by surrendering to the Company a portion of the shares of Common Stock that the Participant or such person would otherwise be entitled to receive upon such conversion or exercise. Any acquisition of shares of Common Stock by the Company as contemplated hereby is expressly approved by the Committee as part of the approval of the SSARs. Until such time as the Participant has satisfied the requirements of this Section 21, the Company shall have no obligation to effect a conversion of SSARs or exercise of substituted options hereunder.
20.    Registration Statement. The Participant acknowledges and agrees that the Company has filed a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), to register the shares of Common Stock under the 1933 Act. The Participant acknowledges receipt of the Prospectus prepared by the Company in connection with the Registration Statement. Prior to conversion of the SSARs into shares of Common Stock, or exercise of any substituted option, the Participant shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities law.
21.    Miscellaneous. This Agreement, the Executive’s Agreement and the Plan constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. This Agreement and the Plan can be amended or terminated by the Company to the extent permitted under the Plan. Amendments hereto shall be effective only if set forth in a written statement or contract, executed by a duly authorized member of the Committee. The Participant shall at any time and from time to time after the date of this Agreement, do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may reasonably be required to give effect to the terms hereof, or otherwise to satisfy and perform the Participant’s obligations hereunder.
22.    Section 409A
(a)    It is intended that the SSARs awarded pursuant to this Agreement be exempt from Section 409A of the Code (“Section 409A”) because it is believed that (i) the compensation payable under each SSAR cannot be greater than the excess of the Fair Market Value of a share of Common Stock on the date the SSAR is exercised over the Conversion Price specified on the Grant Date, (ii) except as would not adversely affect the ability of the SSARs to be exempt from Section 409A, the Conversion Price for each SSAR can never be less than the Fair Market Value of a share of Common Stock on the Grant Date, and (iii) each SSAR does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SSAR. The provisions of this Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Agreement may not be amended, adjusted, assumed or substituted for, converted or otherwise modified without the Participant’s prior written consent if and to the extent that the Company believes that such amendment, adjustment, assumption or substitution, conversion or modification would cause the award to violate the requirements of Section 409A. In the event that either the Company or the Participant believes, at any time, that any benefit or right under this Agreement is subject to Section 409A, and does not comply with the requirements of Section 409A, it shall promptly advise the other and the Company and the Participant shall negotiate reasonably and in good faith to amend the terms of such benefits and rights, if such an amendment may be made in a commercially reasonable manner, such that they comply with Section 409A with the most limited possible economic affect on the Participant and on the Company.

(b)    Notwithstanding the foregoing, the Company does not make any representation to the Participant that the SSARs awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary for any tax, additional tax, interest or penalties that the Participant or any beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, that either is consented to by the Participant or that the Company reasonably believes should not result in a violation of Section 409A, is deemed to violate any of the requirements of Section 409A.
23.    Stock Retention Policy. The Participant understands that the Committee has adopted a policy that requires the Participant to retain ownership of half (50%) of the shares of Common Stock acquired by Participant hereunder (net of the number of shares of Common Stock which would need to be sold to satisfy any applicable taxes owed upon conversion), for a period of three (3) years after issuance of such shares of Common Stock (or until the Participant’s employment with, and services for, the Company and its Subsidiaries terminates, if earlier). The Participant agrees to comply with such policy, and any modifications thereof that may be adopted by the Committee from time to time.
24.    Stock Ownership Policy. The Participant understands that the Committee has adopted a policy that requires the Participant to own a multiple of the Participant’s base salary, determined by leadership level, in Common Stock. The Participant agrees to comply with such policy and any modifications thereof that may be adopted by the Committee from time to time.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.
WORLD FUEL SERVICES CORPORATION

By:
Name:
Title:

PARTICIPANT
Signature:
Print Name: Michael J. Kasbar